SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 24, 2017
Community Trust Bancorp, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Kentucky (state or other jurisdiction of incorporation)	001-31220 (commission file number)	61-0979818 (irs employer identification no.)
346 North Mayo Trail, Pikeville, Kentucky (address of principal executive offices)		41501 (zip code)
Registrant’s telephone number, including area code (606) 432-1414
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On January 24, 2017, Community Trust Bancorp, Inc.’s Board of Directors approved the Employee Incentive Compensation Plan for the year ending December 31, 2017, which is included under Item 5.02 below, and incorporated herein by reference.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On January 24, 2017, Community Trust Bancorp, Inc.’s (“CTBI”) Board of Directors approved the following actions, which were approved by the Compensation Committee and recommended to the Board of Directors:
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Base Salary Increases.  New annual base salaries were approved for the following named executive officers:  Jean R. Hale (Chairman, President and Chief Executive Officer) - $600,000; Kevin J. Stumbo (Executive Vice President, Chief Financial Officer, and Treasurer) - $255,000; Mark A. Gooch (Executive Vice President and Secretary) - $429,000; Larry W. Jones (Executive Vice President) - $270,000; and James B. Draughn (Executive Vice President) - $265,000.

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Cash Incentive Compensation Awards for the Year(s) Ended December 31, 2016. CTBI’s named executive officers were participants in CTBI’s Senior Management Incentive Compensation Plan for the year ended December 31, 2016 (“2016 Plan”).  The Committee previously established the performance measures under the 2016 Plan and the minimum required level of performance was achieved by CTBI under the Plan.  Accordingly, the named executive officers were entitled to the following cash incentive awards (paid in January 2017).

2016 Cash Incentive Awarded Under the Senior Management Incentive Compensation Plan ($)
Jean R. Hale – Chairman, President and Chief Executive Officer	258,750
Kevin J. Stumbo – Executive Vice President, Chief Financial Officer, and Treasurer	66,150
Mark A. Gooch – Executive Vice President and Secretary	149,040
Larry W. Jones – Executive Vice President	70,200
James B. Draughn – Executive Vice President	68,040

CTBI’s named executive officers were also participants in CTBI’s 2014 Executive Committee Long-Term Incentive Compensation Plan (“2014 Plan”) for the three year period ending December 31, 2016.  The Committee previously established the performance measures under the 2014 Plan and the required level of performance was not achieved by CTBI under the Plan.  Accordingly, the named executive officers were not entitled to cash incentive awards under this plan.
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Grants of Restricted Stock. Restricted stock was also granted to the named executive officers (as shown in the chart below) as a result of achieving the minimum level of performance under the 2016 Senior Management Incentive Compensation Plan.  The restricted stock was granted pursuant to the terms of CTBI’s 2015 Stock Ownership Incentive Plan.  The restrictions on the restricted stock will lapse ratably over four years.  However, in the event of certain participant employee termination events occurring within 24 months of a change in control of CTBI or the death of the participant, the restrictions will lapse, and in the event of the participant’s disability, the restrictions will lapse on a pro rata basis.  The Committee will have discretion to review and revise restrictions applicable to a participant’s restricted stock in the event of the participant’s retirement.

Restricted Stock Granted (Shares)
Jean R. Hale – Chairman, President and Chief Executive Officer	1,671
Kevin J. Stumbo – Executive Vice President, Chief Financial Officer, and Treasurer	534
Mark A. Gooch – Executive Vice President and Secretary	1,053
Larry W. Jones – Executive Vice President	567
James B. Draughn – Executive Vice President	549

In addition to these restricted stock grants, a management retention restricted stock award was granted to James B. Draughn for 5,000 shares.  The terms of this grant are consistent with the above described restricted stock grants, except the retention award will cliff vest at the end of five years.

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Plans for Annual Incentive Compensation Awards for the Year Ending December 31, 2017.  The Committee approved the Senior Management Incentive Compensation Plan for the year ending December 31, 2017 which is included herein as Exhibit 10.7 to this Current Report on Form 8-K. The participation groups under the Plan are: (i) Group I, consisting of the Community Trust Bancorp, Inc. Chief Executive Officer (“CTBI CEO”), Community Trust Bank, Inc. Chief Executive Officer (“CTB CEO”), and other members of the Executive Committee (“Other Executive Officers”); (ii) Group II, consisting of CTB officers responsible for the various consolidated functions as selected by the CTB CEO, the Presidents of each market, and the Community Trust and Investment Company (CTIC) officers responsible for various departments as selected by the CTIC CEO; and (iii) Group III, consisting of Senior Vice Presidents of consolidated functions selected for participation by the Compensation Committee.  Individuals below the Senior Vice President level may be selected by the Compensation Committee for special option awards for extraordinary performance.  This Plan may be amended, modified, or terminated by the Board of Directors at any time at its sole discretion, except that after the 90th day of the year the performance standards may not be changed in a manner that would increase the amount of incentive compensation payable for such year.

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Participants will be eligible for a cash award determined by earnings per share (EPS) growth and earnings as a percentage of average assets (ROAA).  The minimum and maximum awards as a percentage of salary for each group will be: (i) Group I – CTBI CEO minimum award of 25% of salary and maximum award of 100% of salary; (ii) Group I –  CTB CEO minimum award of 20% of salary and maximum award of 80% of salary; (iii) Group I – Other Executive Officers minimum award of 15% of salary and maximum award of 60% of salary; (iv) Group II  – minimum award of 3.5% of salary and maximum award of 8.75% of salary; and (v) Group III – minimum award of 2.75% of salary and maximum award of 6.71% of salary.  In the event that the ROAA or EPS are not attained but the target net income is attained, the amount of the award under the Plan shall be paid at the base level of target performance payment.  There shall be a minimum acceptable performance beneath which no incentive awards are paid and a maximum above which there is no additional award paid to avoid excessive payout in the event of windfall profits.

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Participants will be eligible to receive stock options (pursuant to CTBI’s 2015 Stock Ownership Incentive Plan) with a face value equal to certain percentages of salary or restricted stock (or a combination of options and restricted stock) of an amount recommended by the Compensation Committee and approved by the Board of Directors of CTBI subject to any limitations of the 2015 Stock Ownership Incentive Plan.  The minimum and maximum stock option awards as a percentage of salary for each group will be: (i) Group I – CTBI CEO minimum award of 10% of salary and maximum award of 23% of salary; (ii) Group I – CTB CEO minimum award of 8.757% of salary and maximum award of 20.125% of salary; (iii) Group I – Other Executive Officers minimum award of 7.5% of salary and maximum award of 17.25% of salary; (iv) Group II – minimum award of 5% of salary and maximum award of 11.5% of salary; and (v) Group III – minimum award of 2.25% of salary and maximum award of 5% of salary.  In the event that the ROAA or EPS are not attained but the target net income is attained, the amount of stock options and/or restricted stock awarded under the Plan shall be granted at the base level of target performance.  There shall be a minimum acceptable performance beneath which awards will not be granted and a maximum above which there is no additional award in the event of windfall profits.

The Committee also approved the Employee Incentive Compensation Plan for the year ending December 31, 2017 which is included herein as Exhibit 10.9 to this Current Report on Form 8-K.  Full-time employees who do not participate in another incentive plan are eligible to participate in this Plan.  This Plan may be amended, modified, or terminated by the Board of Directors at any time at its sole discretion, except that after the 90th day of the year the target award and the performance standards may not be changed in a manner that would increase the amount of incentive compensation payable over the amount which would have been payable under the performance standards previously established.
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Participants will be eligible for a cash award determined by earnings per share growth and earnings as a percentage of average assets (ROAA).  The minimum and maximum awards as a percentage of salary for each participant will be: minimum award – 2% of salary and maximum award – 4.5% of salary.  In the event that the ROAA or EPS are not attained but the target net income is attained, the amount of the award under the Plan shall be paid at the base level of target performance payment.  There shall be a minimum acceptable performance beneath which no incentive awards are paid and a maximum above which there is no additional award paid to avoid excessive payout in the event of windfall profits.

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Plan for Long-Term Incentive Compensation for Executive Committee.  The Committee approved the 2017 Executive Committee Long-Term Incentive Compensation Plan which is included herein as Exhibit 10.17 to this Current Report on Form 8-K.  This Plan may be amended, modified, or terminated by the Board of Directors at any time at its sole discretion, except that after the 90th day of the year, the performance goals set forth within may not be amended in a manner which would increase the amount of compensation payable pursuant to performance units over the amount which would have been payable under the performance goals previously established for such year.  Participants in this Plan will be the members of the Executive Committee of CTBI.

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The target award fund shall be generated by 40% of the salary of the CTBI CEO, 30% of the CTB CEO, and 20% of the salary of other members of the Executive Committee.  The target award may be changed by the Compensation Committee of the Board of Directors at any time during the Performance Period at their discretion provided, however, that the target award as a percentage of salary may not be increased after the 90th day of the 2016 calendar year.

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The actual amount of payments under the performance units shall be calculated according to a schedule comparing cumulative net income (over a three-year performance period) to the performance goals described within the Plan and payments will be made in the form of cash or shares.  The minimum and maximum awards as a percentage of salary will be 10.0% and 60.0% for the CTBI CEO, 7.50% and 45.0% for the CTB CEO, and 5.00% and 30.0% for all other members of the Executive Committee, respectively.  No amounts may be paid under the performance units unless CTBI attains a minimum acceptable performance, and no additional amounts may be paid above the maximum performance level.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit No.	Description

10.7	Senior Management Incentive Compensation Plan (for the year ending December 31, 2017)

10.9	Employee Incentive Compensation Plan (for the year ending December 31, 2017)

10.17	Community Trust Bancorp, Inc. 2017 Executive Committee Long-Term Incentive Compensation Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COMMUNITY TRUST BANCORP, INC.

Date: January 26, 2017	By:	/s/ Jean R. Hale
Jean R. Hale
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.7	Senior Management Incentive Compensation Plan (for the year ending December 31, 2017)

10.9	Employee Incentive Compensation Plan (for the year ending December 31, 2017)

10.17	Community Trust Bancorp, Inc. 2017 Executive Committee Long-Term Incentive Compensation Plan